Exhibit 4.3

                  REGISTRATION RIGHTS AGREEMENT dated as of November 1, 1999 (the "Agreement"), by and among:

(i) THCG, Inc., a Utah corporation and formerly known as Walnut Financial Services, Inc. (the "Company"); and

(ii) Greenwich Street Capital Partners II, L.P., a Delaware limited partnership ("Greenwich II"), GSCP Offshore Fund, L.P., a Cayman Islands limited partnership ("GSCP Offshore"), Greenwich Fund, L.P., a Delaware limited partnership ("GF"), Greenwich Street Employees Fund, L.P., a Delaware limited partnership ("GSEF"), and TRV Executive Fund, L.P., a Delaware limited partnership ("TRV," and together with Greenwich II, GSCP Offshore, GF and GSEF, each a "Purchaser" and collectively, "Greenwich" or the "Purchasers").

                              W I T N E S S E T H:

                  The Company and Greenwich have entered into a Securities Purchase Agreement dated as of October 29, 1999 (the "Purchase Agreement") pursuant to which Greenwich is purchasing from the Company (i) 2,500,000 shares (the "Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock"), (ii) Warrants to purchase 1,000,000 shares of the Common Stock at a per share exercise price of $7.25 (the "Initial Warrants") and (iii)
Warrants to purchase 1,000,000 shares of the Common Stock at a per share exercise price of $5.4375 (the "Additional Warrants" and, together with the Initial Warrants, the "Warrants").

                  Capitalized terms used in this Agreement without definition have the meanings assigned to such terms in the Purchase Agreement.

                  NOW, THEREFORE, in consideration of the premises and representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Greenwich and the Company hereby agree as follows:

         1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  "Business Day" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

                  "Delay Notice" shall have the meaning set forth in Section 6(b) hereof.

                  "Demand Participation Notice" shall have the meaning set forth in Section 3(a) hereof.

                  "Demand  Registration"  shall  have the  meaning  set forth in
Section 3(a) hereof.

                  "Demand Registration Notice" shall have the meaning set forth in Section 3(a) hereof.

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                  "Holder"   shall  mean  any  Person   that  owns   Registrable
Securities. For purposes of this Agreement, the Company may deem the registered holder of a Registrable Security as the Holder thereof, regardless of any notice to the Company.

                  "Material Development Condition" shall have the meaning set forth in Section 6(b) hereof.

                  "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or other agency or political subdivision thereof.

                  "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all materials incorporated by reference in such prospectus.

                  "Registrable Securities" shall mean (i) the Shares, (ii) the Warrant Shares, and (iii) any other securities issued or issuable as a result of or in connection with any stock dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange or distribution in respect of such Common Stock.

                  "Registration Expenses" shall have the definition set forth in
Section 7 hereof.

                  "Registration  Period" shall have the  definition set forth in
Section 3(b) hereof.

                  "Registration Statement" shall mean any registration statement which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such registration statement.

                  "Requesting Securityholder" shall have the meaning set forth in Section 4 hereof.

                  "Rule  144"  shall  mean  Rule  144   promulgated   under  the
Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

                  "Rule  415"  shall  mean  Rule  415   promulgated   under  the
Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

                  "Rule  903"  shall  mean  Rule  903   promulgated   under  the
Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

                  "Rule  904"  shall  mean  Rule  904   promulgated   under  the
Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

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                  "SEC" shall mean the United  States  Securities  and  Exchange
Commission, or any other federal agency at the time administering the Securities Act.

                  "Securities  Act" shall mean the  Securities  Act of 1933,  as
amended  (or  any  similar  successor  federal  statute),   and  the  rules  and
regulations thereunder, as the same are in effect from time to time.

                  "Underwritten Offering" shall mean a registered offering in which securities of the Company are sold to an underwriter on a firm commitment basis for reoffering to the public.

                  "Warrant Shares" shall mean the shares of Common Stock issuable upon exercise of the Warrants.

         2. Securities Subject to this Agreement. The securities entitled to the benefits of this Agreement are the Registrable Securities but, with respect to any particular Registrable Security, only so long as Greenwich or their Affiliates or Related Persons continue to be the Holder of such Registerable Security. A Registrable Security that has ceased to be a Registrable Security cannot thereafter become a Registrable Security.

         3.       Demand Registration.

                  (a) Demand. At any time and from time to time during the term of this Agreement, Greenwich II may demand, in writing (a "Demand Registration Notice"), that the Company effect the registration of all or part of such Registrable Securities held by one or more of the Holders (and in the amounts specified by Greenwich II in the Demand Registration Notice) in the following manner: (i) only one demand may be made with respect to the Shares, (ii) only one demand may be made with respect to the Warrant Shares issuable upon exercise of the Initial Warrants and (iii) only one demand may be made with respect to the Warrant Shares issuable upon exercise of the Additional Warrants. In other words, Holders shall have a total of three demands exercisable by Greenwich II which shall be exercised as provided in the foregoing clauses (i)-(iii); however, any demand made under clauses (ii) and (iii) may include any Registrable Securities that might not have been covered by any previous "Demand Registration" (as hereinafter defined). The Company shall have no obligation to effect any Demand Registration unless the Demand Registration Notice covers Registrable Securities having a "Market Price" (as defined in the Warrants) of at least $500,000 in the aggregate. Greenwich II may, at any time up to five (5) Business Days before the filing date of the applicable Registration Statement relating to the Demand Registration, request that Registrable Securities of any Holder not be included therein by providing a written notice to that effect to the Company, which request shall be final and irrevocable. If Greenwich II shall give such notice with respect to all of the Registrable Securities included in the Demand Registration Notice, the Demand Registration Notice shall be deemed not to have been made or count towards any demand rights hereunder provided that Greenwich II (or Holders) shall reimburse the Company for its out-of-pocket costs and expenses incurred in connection with the preparation and filing of the Registration Statement and provided that Greenwich II has not exercised such withdrawal right with respect to all Registrable Securities included in the Demand Registration Notice with respect to any previously proposed Demand Registration.

                  Upon receipt of a Demand Registration Notice, the Company shall use its reasonable best efforts to file a Registration Statement on Form S-1 or, if then available to the Company, Form S-2 or Form S-3 (or any successor forms), or any other available form under the Securities Act, covering all Registrable Securities which the Company has been so

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requested to register (the "Demand Registration"), as expeditiously as possible, but in any event no later than: (i) sixty days in the case of a Registration Statement on Form S-1 or a Registration Statement on Form S-2 or S-3 which will be an Underwritten Offering, or (ii) forty-five (45) days in the case of a Registration Statement on Form S-2 or S-3 which is not an Underwritten Offering.

                  (b) Effectiveness of Registration Statement. Subject to the provisions of Section 6(b) hereof, the Company agrees to use its best efforts to
(i) cause the Registration Statement(s) relating to the Demand Registration described in Section 3(a) hereof to become effective as promptly as practicable, and (ii) thereafter keep each such Registration Statement effective continuously for the period (the "Registration Period") ending, subject to the second sentence of Section 5(b) hereof and clauses (ii) and (iii) of the last sentence of Section 6(b) hereof, on the earlier of (i) 120 days after such Registration Statement is declared effective by the SEC, and (ii) the date on which all Registrable Securities covered by each such Registration Statement have been sold and the distribution contemplated thereby has been completed.

                  (c) Inclusion of Other Securities. The Company and any other holder of the Company's securities who has registration rights may include its securities in the Demand Registration effected pursuant to this Section 3 subject to the provisions of Section 5(d)(ii) of the Securities Purchase Agreement and; provided, the Holders shall have priority sale rights over the Company and such other holders with respect to all Registrable Securities requested by them to be included in such Demand Registration.

                  (d) Underwriter. Upon the request of the Company or Greenwich II, and the identification by the Company of a managing underwriter reasonably satisfactory to the Holders who have submitted the Demand Registration Notice, the Demand Registration Statement shall provide for an Underwritten Offering. The Company and the Holders whose Registrable Securities are covered by the Demand Registration Statement shall enter into customary purchase and underwriting agreements with such underwriter in connection with any Underwritten Offering and take all such other actions as such Holders of the Registrable Securities shall reasonably request in order to facilitate or expedite the disposition of the Registrable Securities, including without limitation the furnishing of information regarding the Company and its subsidiaries and their businesses, assets, liabilities, financial condition and results of operations and causing the officers and employees of the Company and its subsidiaries to be available to discuss and answer questions regarding such information.

         4. Piggyback Registration. If, during the term of this Agreement, the Company at any time proposes to file a registration statement with respect to any class of equity securities, other than for the registration of securities for sale on a continuous or delayed basis pursuant to Rule 415, whether (i) for its own account (other than in connection with the Registration Statement contemplated by Section 3 hereof or a registration statement on Form S-4 or S-8 (or any successor or substantially similar form), and other than in connection with (x) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan or (y) a dividend reinvestment plan), or (ii) for the account of a holder of securities of the Company pursuant to demand registration rights granted by the Company in a manner and on terms which satisfy the requirements of, and only to the extent permitted by Section 5(d)(ii) of the Securities Purchase Agreement (a "Requesting Securityholder"), then the Company shall in each case give written notice of such proposed filing to all Holders of Registrable Securities at least thirty (30) days before the anticipated filing date of any such registration statement by the Company, and such notice shall offer to all Holders the opportunity to have any or all of the Registrable Securities held by such Holders included in such registration statement. Each Holder of Registrable Securities desiring to have its Registrable Securities registered under this Section 4 shall so advise the Company in writing within fifteen (15) days after the date of receipt of such notice (which request shall set forth the amount of Registrable Securities for which registration is requested), and the Company shall use its best efforts to include in such registration statement all such Registrable Securities so requested to be included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of any such proposed public offering reasonably advises the Company that the total amount or kind of securities which the Company, the Holders of Registrable Securities and any other Persons or entities intended to be included in such proposed public offering is sufficiently large to adversely affect the success of such proposed public offering, then the amount or kind of securities to be offered for the accounts of any person intended to be included in the proposed offering, other than the Company, the Requesting Securityholders and the Holders of Registrable Securities, shall be reduced (to zero if necessary) to the extent necessary to reduce the total amount or kind of securities to be included in such proposed public offering to the amount or kind recommended by such managing underwriter or underwriters, and if such reduction is not sufficient, then the amount or kind of securities to be offered for the accounts of the Requesting Securityholders and the Holders of Registrable Securities shall be reduced pro rata, based on the aggregate number of securities to be offered for the accounts of all Requesting Securityholders and all Holders of Registrable Securities, before any reduction in the number or kind of securities to be offered by the Company. Anything to the contrary in this Agreement notwithstanding, the Company may withdraw or postpone a registration statement referred to in this Section 4 at any time before it becomes effective or withdraw, postpone or terminate the offering after it becomes effective without obligation to the Holder or Holders of the Registrable Securities.

         5.        Registration Procedures.

                  (a) General. In connection with the Company's registration obligations pursuant to Section 3 hereof and, to the extent applicable, Section 4 hereof, the Company will:

                      (i) subject to the provisions of Section 6(b) hereof, prepare and file with the SEC a new Registration Statement or such amendments and post-effective amendments to an existing Registration Statement as may be necessary to keep such Registration Statement effective for the time periods set forth in Section 3(b) hereof, provided that no Registration Statement shall be required to remain in effect after all Registrable Securities covered by such Registration Statement have been sold and distributed as contemplated by such Registration Statement, and, provided, further, that as soon as practicable, but in no event later than three (3) Business Days before filing such Registration Statement, any related Prospectus or any amendment or supplement thereto, other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the SEC subsequent to the filing of such Registration Statement, the Company shall furnish to the Holders of the Registrable Securities covered by such Registration Statement and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents shall be subject to the review of such Holders and underwriters;

                      (ii)       notify  the  selling   Holders  of  Registrable
Securities  and the  managing  underwriters,  if any,  promptly  (u)  when a new
Registration Statement, Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any new Registration Statement or post-effective amendment, when it has become effective, (v) of any request by the SEC for amendments or supplements to any Registration Statement or Prospectus or for additional information, (w) of the issuance by the SEC of any comments with respect to any filing, (x) of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose,
(y) of any suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (z) if there is a misstatement, untrue statement or omission of a material fact in any Registration Statement, Prospectus or any document incorporated therein by reference or if any event occurs which requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference in order to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading;

                           (iii) if   reasonably   requested   by  the  managing
underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an Underwritten Offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the Holders of a majority of the Registrable Securities being sold in such Underwritten Offering agree should be included therein relating to the sale of the Registrable Securities, including information with respect to the aggregate number of shares of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; and promptly make all required filings of such Prospectus supplement or post-effective amendment;

                           (iv)  furnish to each selling  Holder of  Registrable
Securities and each managing underwriter, if any, without charge, as many conformed copies as may reasonably be requested of the then effective Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                           (v)   deliver to each selling  Holder of  Registrable
Securities and the underwriters, if any, without charge, as many copies of the then effective Prospectus (including each prospectus subject to completion) and any amendments or supplements thereto as such Persons may reasonably request;

                           (vi)  use its reasonable  best efforts to register or
qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as any selling Holder of Registrable Securities or underwriter reasonably requests in writing; provided, however, that the Company will not be required to (1) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, but for this paragraph (vi), (2) subject itself to general taxation in any such jurisdiction, or (3) file a general consent to service of process in any such jurisdiction;

                           (vii) cooperate   with   the   selling   Holders   of
Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters if any may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

                           (viii) cause all  Registrable  Securities  covered by
the Registration Statement to be listed on each securities exchange (or quotation system operated by a national securities association) on which identical securities issued by the Company are then listed if requested by the Holders of a majority of the Registrable Securities covered by such Registration Statement or the managing underwriters, if any, and enter into customary agreements including, if necessary, a listing application and indemnification agreement in customary form, and provide a transfer agent for such Registrable Securities no later than the effective date of such Registration Statement;

                           (ix)  otherwise use its best efforts to comply in all
material respects with all applicable rules and regulations of the SEC relating to such registration and the distribution of the securities being offered and make generally available to its securities holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act;

                           (x)   use  its   reasonable   best  efforts  to  list
Registrable Securities on any securities exchange (including without limitation Nasdaq) on which the Common Stock is then listed for trading, and cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD");

                           (xi)  subject  to the  proviso  in  Section  5(a)(vi)
hereof, if the transfer or sale of any shares of the Common Stock or other securities of the Company is required to be registered with or approved by any governmental agencies or authorities (other than the SEC or the NASD) to enable a transferor or seller thereof to effect a transfer or sale, and if such registration or approval requirements are then applicable to the transfer or sale of the Registrable Securities, then the Company shall use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities (other than as may be required by the governmental agencies or authorities of any foreign jurisdiction and other than as may be required by a law applicable to a selling Holder by reason of its own activities or business other than the sale of Registrable Securities);

                           (xii) provide a transfer  agent and registrar for all
such  Registrable   Securities  not  later  than  the  effective  date  of  such registration statement;

                           (xiii) in the event of the issuance of any stop order
suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Common Stock included in such Registration Statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of each order;

                           (xiv) use its  reasonable  best efforts to cause such
Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities, if the disposition or transfer of any shares of the Common Stock or other securities of the Company are required to be registered with or approved by any governmental authority under any federal or state law before any disposition or transfer of such shares may be effected and if such registration or approval requirements are then applicable to the disposition of such Registrable Securities (other than as may be required by the governmental agencies or authorities of any foreign jurisdiction and other than as may be required by a law applicable to a selling Holder by reason of its own activities or business other than the sale of Registrable Securities); and

                           (xv)  obtain  a  "cold   comfort"   letter  from  the
Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the holders of a majority of the Registrable Securities covered by the Registration Statement reasonably request.

                  As a condition precedent to the participation in any registration hereunder, the Company may require each seller of Registrable Securities as to which any such registration is being effected to furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request to comply with the applicable provisions of the Securities Act.

                  (b) Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(a)(ii) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the then current Prospectus until (i) such Holder is advised in writing by the Company that a new Registration Statement covering the offer of Registrable Securities has become effective under the Securities Act or (ii) such Holder receives copies of any required supplemented or amended Prospectus, or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed. If the Company shall have given any such notice during a period when a Demand Registration is in effect, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during which any such disposition of Registrable Securities is discontinued pursuant to this Section 5(b). If so directed by the Company, on the happening of such event, the Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

         6.       Holdback Agreements.

                  (a) Hold-Back Election. In the case of the registration of any Underwritten Offering initiated by the Company (other than any registration by the Company on Form S-4 or Form S-8 (or any successor or substantially similar form), and other than in connection with (i) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or (ii) a dividend reinvestment plan) or any underwritten secondary offering initiated at the request of a Requesting Securityholder, each Holder agrees that if it is reasonably requested to do so by the managing underwriter or the underwriters, then such Holder shall not effect any public sale or distribution of securities of the Company, except as part of such underwritten registration, during the period beginning twenty (20) days prior to the closing date of such Underwritten Offering and ending ninety (90) days after such closing date (or such longer period as may be reasonably requested by the managing underwriter or underwriters).

                  The   Company   agrees  not  to  effect  any  public  sale  or
distribution of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock (but the mere issuance of shares of Common Stock upon any conversion, exercise or exchange of outstanding options, warrants or other convertible securities shall not itself be deemed to be a public sale or distribution for purposes of this sentence), (i) during the 10 days prior to and during the forty-five (45) day period following the effective date of any Demand Registration or Piggyback Registration, or (ii) if an Underwritten Offering, such longer period as any underwriter in the Underwritten Offering shall require, or such shorter period as the underwriter in the

Underwritten  Offering  shall  permit,  but in no  event  longer  than  90  days
following  the  effective   date  of  any  Demand   Registration   or  Piggyback
Registration.

                  (b) Material Development Condition. With respect to any Registration Statement filed or to be filed pursuant to Section 3 hereof, if the Company determines that, in its good faith judgment, (i) it would (because of the existence of, or in reasonable anticipation of, any acquisition or corporate reorganization or other transaction, financing activity, stock repurchase or other development involving the Company or any subsidiary, or the unavailability for reasons substantially beyond the Company's control of any required financial statements, or any other event or condition of similar significance to the Company or any subsidiary for purposes of disclosure to the stockholders or potential investors of the Company) be materially disadvantageous (a "Material Development Condition") to the Company or any subsidiary or its stockholders for such a Material Development Condition to be publicly disclosed, and (ii) the Company reasonably believes it would be required under the Securities Act to disclose such Material Development Condition in such Registration Statement, then the Company shall, notwithstanding any other provision of this Agreement, be entitled, upon the giving of a written notice that a Material Development Condition has occurred (a "Delay Notice") from an officer of the Company to any Holder of Registrable Securities included or to be included in such Registration Statement, (x) to cause sales of Registrable Securities by such Holder pursuant to such Registration Statement to cease, (y) to cause such Registration Statement to be withdrawn and the effectiveness of such Registration Statement terminated, or (z) in the event no such Registration Statement has yet been filed or declared effective, to delay filing or effectiveness of any such Registration Statement until, in the good faith judgment of the Company, such Material Development Condition may be disclosed or no longer exists (notice of which the Company shall promptly deliver to any Holder of Registrable Securities with respect to which any such Registration Statement has been filed). Notwithstanding the foregoing provisions of this Section 6(b): (i) in no event may such cessation or delay be, for each such Registration Statement, for a period of more than ninety (90) consecutive days from the giving of its Delay Notice to a Holder or Holders with respect to such Material Development Condition, as above provided; (ii) in the event a Registration Statement is filed and subsequently withdrawn by reason of any existing or anticipated Material Development Condition, the Company shall cause a new Registration Statement covering the Registrable Securities to be filed with the SEC as soon as practicable after such Material Development Condition may be discharged or no longer exists or, if sooner, as soon as practicable after the expiration of such ninety (90) day period and the Registration Period for such new Registration Statement shall be the greater of thirty (30) days or the number of days that remained in such Registration Period with respect to the withdrawn Registration Statement at the time it was withdrawn; and (iii) in the event the Company elects not to withdraw or terminate the effectiveness of any such Registration Statement but to cause a Holder or Holders to refrain from selling Registrable Securities for any period during the Registration Period, the Registration Period with respect to such Holders shall be extended by the number of days during the Registration Period that such Holders are required to refrain from selling Registrable Securities.

         7. Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, fees and disbursements of its counsel and its independent certified public accountants, securities acts liability insurance (if the Company elects to obtain such insurance), fees and expenses of any special experts retained by the Company in connection with any registration hereunder, fees and expenses of other Persons retained by the Company and fees and expenses in connection with any review of the underwriting arrangements by the NASD (all such expenses being referred to as "Registration Expenses"), shall be borne by the Company; provided, that Registration Expenses shall not include any fees and expenses of counsel for the Holders, out-of-pocket expenses incurred by the Holders and underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities.

         8.       Indemnification.

                  (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, each Holder of Registrable Securities (and its Affiliates, partners, shareholders, officers and directors), and each Person who controls such Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) resulting from any untrue statement or alleged untrue statement of a material fact in, or any omission or alleged omission of a material fact required to be stated in, any Registration Statement or Prospectus or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any
information   furnished  in  writing  to  the  Company  by  any  Holder  or  any underwriters expressly for use therein. The Company will also indemnify underwriters participating in the distribution, their officers, directors, employees, partners and agents, and each Person who controls such underwriters (within the meaning of the Securities Act), to the same extent as provided above in this Section 8(a) with respect to the indemnification of the Holders of Registrable Securities, if so requested.

                  (b) Indemnification by Holders of Registrable Securities. In connection with any Registration Statement in which a Holder of Registrable Securities is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, the Company, its Affiliates, officers, directors, stockholders, employees, advisors and agents, and each Person who controls the Company (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) resulting from any untrue statement or alleged untrue statement of material fact in, or any omission or alleged omission of a material fact required to be stated in, the Registration Statement or Prospectus or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement, or omission or alleged omission, is contained in any information or affidavit so furnished in writing by such Holder to the Company specifically for inclusion therein. The Company and the other Persons described above in this Section 8(b) shall be entitled to receive indemnities from underwriters participating in the distribution to the same extent as provided above with respect to information furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

                  (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel of such indemnifying party's choice; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in (but not control) the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified Person unless (A) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party in a timely manner or (B) in the reasonable judgment of any such Person, based upon a written opinion of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). No indemnifying party will be subject to any liability for any settlement made without its consent. No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel (except one local counsel if required in a specific instance) for all parties indemnified by such indemnifying party with respect to such claim.

                  (d) Contribution. If for any reason the indemnification provided for in Section 8(a) or Section 8(b) hereof is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Section 8(a) and Section 8(b) hereof, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified party, but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the indemnifying party or parties on the one hand, or the indemnified party or parties on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations. In no event shall any participating Holder be required to contribute any amount in excess of the proceeds received by such Holder from the Registrable Securities offered and sold by such Holder pursuant to such Registration Statement.

         9. Participation in Underwritten Registrations. No Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person's Registrable Securities on the basis provided in any customary underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this
Section 9 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

         10. Term of Agreement. This Agreement may be terminated at any time by a written instrument signed by Holders of all of the Registrable Securities then outstanding. Unless sooner terminated in accordance with the preceding sentence, this Agreement shall terminate in its entirety on such date as Greenwich or their Affiliates or Related Persons shall cease to be the Holders of all Registrable Securities.

         11. Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

         12. Amendment. The provisions of this Agreement, including the provisions of this Section 12, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the Registrable Securities then outstanding, and any such consent so obtained shall be binding on all Holders of Registrable Securities.

         13. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by cable, telegram, facsimile or telex, or by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:

       if to the Purchasers:      Greenwich Street Capital Partners II, L.P.
                                  388 Greenwich Street, 36th Floor
                                  New York, New York 10013
                                  Attention:  Keith Abell and Matthew C. Kaufman
                                  Facsimile:  (212) 816-0166

       with a copy to:            Dechert Price & Rhoads
                                  30 Rockefeller Plaza
                                  New York, New York 10112
                                  Attention:  Ronald R. Jewell, Esq.
                                  Facsimile:  (212) 698-3599

       if to the Company to:      THCG, Inc.
                                  650 Madison Avenue
                                  New York, New York 10022
                                  Attention:  President
                                  Facsimile:  (212) 223-0161

       with a copy to:            Kramer Levin Naftalis & Frankel LLP
                                  919 Third Avenue
                                  New York, New York 10022
                                  Attention:  Peter S. Kolevzon, Esq.
                                  Facsimile:  (212) 715-8000

or to such other address, facsimile number or Person's attention as the Person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

         14. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except in regard to the parties indemnified pursuant to
Section 8 hereof, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; however, any Affiliate or Related Person of Greenwich which becomes a Holder of Registrable Securities shall be entitled to the benefits of this Agreement.

         15. Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

         16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         17. Interpretation. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Article, Schedule or Exhibit, such reference shall be to a Section or Article of or Schedule or Exhibit to this Agreement unless otherwise indicated. Where the reference "hereof," "hereby" or "herein" appears in this Agreement, such reference shall be deemed to be a reference to this Agreement as a whole. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Words denoting the singular include the plural, and vice versa, and references to it or its or words denoting any gender shall include all genders.

         18. Governing Law and Venue. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

         19. Waiver of Jury Trial. THE PURCHASERS AND THE COMPANY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

                                    *   *   *

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                          Greenwich Street Capital Partners II,
                                            L.P.
                                          GSCP Offshore Fund, L.P.
                                          Greenwich Fund, L.P.
                                          Greenwich Street Employees Fund, L.P.
                                          TRV Executive Fund, L.P.
THCG, Inc. (formerly Walnut Financial     By: Greenwich Street Investments II,
Services, Inc.)                               L.L.C., their general partner


By: /s/ Joel S. Kanter                    By: /s/ Keith Abell
   --------------------------------          ----------------------------------
      Joel S. Kanter                         Print Name:  Keith Abell
      President                              Print Title: Managing Member